As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	98-1356880
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One East Tower Singapore	018936
(Address of Principal Executive Offices)	(Zip Code)

Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended

(Full title of the plan)

CT Corporation

155 Federal Street, Suite 700

Boston, MA 02110

(617) 757-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq. John T. Rudy, Esq. Nishant M. Dharia, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Linda Rockett, Esq. Senior Vice President, General Counsel Wave Life Sciences Ltd. c/o 733 Concord Avenue Cambridge, MA 02138 (617) 949-2900

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers an aggregate of 8,000,000 additional ordinary shares of Wave Life Sciences Ltd. (the “Registrant”) reserved under the Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended (the “2021 Plan”), representing an increase of 8,000,000 ordinary shares reserved under the 2021 Plan effective August 5, 2025. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-259196) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August  31, 2021 (File No. 333-259196) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 4, 2025 (File No. 001-37627) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Amendment No.  1 to the Annual Report on Form 10-K/A filed on April 29, 2025 (File No.  001-37627) under the Exchange Act.

(b) The portions of the Registrant’s definitive proxy statement on Schedule 14A filed on June 23, 2025 (File No. 001-37627) that are deemed “filed” with the Commission under the Exchange Act.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March  31, 2025 filed on May 8, 2025 (File No. 001-37627) under the Exchange Act, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June  30, 2025 filed on July 30, 2025 (File No. 001-37627) under the Exchange Act, and the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September  30, 2025 filed on November 10, 2025 (File No. 001-37627) under the Exchange Act.

(d) The Registrant’s Current Reports on Form 8-K filed on March  26, 2025, August  11, 2025, September  3, 2025 and October 29, 2025 (File No. 001-37627) under the Exchange Act, and Amendment No.  1 to the Current Report on Form 8-K/A filed on October 30, 2025 (File No. 001-37627) (in each case, except for information contained therein which is furnished rather than filed).

(e) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on November 9, 2015 (File No. 001-37627) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(f) All documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1*	Constitution (formerly known as Memorandum of Association and Articles of Association).

4.2**	Form of Specimen Ordinary Share Certificate.

4.3.1***	Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of August 14, 2015.

4.3.2****	Amendment No. 1 to Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of November 8, 2018.

4.4*****	Share Purchase Agreement by and between the Registrant and C.P. Pharmaceuticals International C.V., dated as of May 5, 2016.

4.5******	Investor Agreement by and between the Registrant and Glaxo Group Limited, dated as of January 26, 2023.

4.6*******	Share Purchase Agreement by and between the Registrant and Glaxo Group Limited, dated as of December 13, 2022.

4.7********	Form of Pre-Funded Warrant (2022).

4.8*********	Form of Pre-Funded Warrant (2024).

5.1	Opinion of WongPartnership LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of WongPartnership LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1@+	Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended.

99.2@++	Form of Non-qualified Share Option Agreement under the 2021 Equity Incentive Plan, as amended, effective as August 10, 2021.

99.3@+++	Form of Restricted Share Unit Agreement under the 2021 Equity Incentive Plan, as amended, effective as of August 10, 2021.

99.4@++++	Form of Non-qualified Share Option Agreement for UK Participants under the 2021 Equity Incentive Plan, as amended, effective as of August 10, 2021.

99.5@+++++	Form of Restricted Share Unit Agreement for UK Participants under the 2021 Equity Incentive Plan, as amended, effective as of August 10, 2021.

107	Filing Fee Table.

*	Previously filed as Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on November 10, 2015 and incorporated herein by reference.
**	Previously filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on November 6, 2015 and incorporated herein by reference.
***	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on October 9, 2015 and incorporated herein by reference.
****	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2018 and incorporated herein by reference.
*****	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on August 15, 2016 and incorporated herein by reference. Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Commission.
******	Previously filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.
*******	Previously filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 23, 2023 and incorporated herein by reference.
********	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Commission on June 14, 2022 and incorporated herein by reference.
*********	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Commission on September 26, 2024 and incorporated herein by reference.

+	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37627), filed with the Commission on August 11, 2025 and incorporated herein by reference.
++	Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.
+++	Previously filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.
++++	Previously filed as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.
+++++	Previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 10, 2021 and incorporated herein by reference.
@	Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on November 10, 2025.

Wave Life Sciences Ltd.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Bolno, M.D., MBA and Kyle Moran, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2025

/s/ Kyle Moran Kyle Moran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2025

/s/ Christian Henry Christian Henry	Chairman of the Board	November 10, 2025

/s/ Mark H. N. Corrigan, M.D. Mark H. N. Corrigan, M.D.	Director	November 10, 2025

/s/ Peter Kolchinsky, Ph.D. Peter Kolchinsky, Ph.D.	Director	November 10, 2025

/s/ Adrian Rawcliffe Adrian Rawcliffe	Director	November 10, 2025

/s/ Ken Takanashi, MBA, CPA Ken Takanashi, MBA, CPA	Director	November 10, 2025

/s/ Aik Na Tan Aik Na Tan	Director	November 10, 2025

/s/ Gregory L. Verdine, Ph.D. Gregory L. Verdine, Ph.D.	Director	November 10, 2025

/s/ Heidi L. Wagner, J.D. Heidi L. Wagner, J.D.	Director	November 10, 2025